UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

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CITI TRENDS, INC.
(Name of Registrant as Specified in Its Charter)

MACELLUM ADVISORS GP, LLC MACELLUM SPV III, LP MACELLUM CAPITAL MANAGEMENT, LLC MACELLUM MANAGEMENT, LP MCM MANAGEMENT, LLC MCM MANAGERS, LLC JONATHAN DUSKIN PAUL METCALF
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Macellum Advisors GP, LLC, together with its affiliates (collectively, “Macellum”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of highly-qualified director nominees to the Board of Directors of Citi Trends, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 12, 2017, Macellum issued the following statement to stockholders:

ISS Recommends Citi Trends Stockholders Vote Macellum’s WHITE Proxy Card

ISS Supports Jonathan Duskin for Election to the Board

Macellum Urges Citi Trends Stockholders to Elect Both Macellum Nominees Jon Duskin and Paul Metcalf

Dear Stockholder:

We are gratified to inform you that Institutional Shareholder Services (“ISS”), the leading independent proxy voting advisory firm, has recommended that stockholders of Citi Trends, Inc. vote on the WHITE Macellum proxy card FOR the election of Macellum nominee Jonathan Duskin at the upcoming annual meeting of stockholders of Citi Trends.   We believe the recommendation from ISS validates our strong belief that change is required now to deliver much needed accountability to the boardroom but we believe only through the election of both our nominees and the removal of Chairman Anderson from the Board will stockholders benefit from the change that is needed on the Board.

In recommending that Citi Trends stockholders elect Macellum nominee Jonathan Duskin, ISS stated:

“The company's present needs of a permanent CEO, succession planning, and clarification regarding overarching strategy suggest that shareholder representation is warranted at the board level.”

“As a direct and significant shareholder, dissident nominee Jonathan Duskin is positioned to provide the additional perspective of a significant shareholder as the board oversees the critical tasks outlined above.”

“A vote for the dissident candidate Duskin is therefore warranted.”

We welcome the ISS endorsement and urge our fellow Citi Trends stockholders to vote their WHITE proxy today to elect both of our nominees - Jonathan Duskin and Paul Metcalf.

If you have any questions on how to vote the WHITE proxy card, please contact our proxy solicitor, Saratoga Proxy Consulting LLC, toll free at (888) 368-0379 or by email at info@saratogaproxy.com.  Our publicly filed investor materials can also be accessed at www.fixcititrends.com.

Thank you for your support,

Macellum Advisors GP, LLC